ARTICLES OF INCORPORATION
                                       OF
                             WESTAR GENERATING, INC.


     The undersigned sole incorporator hereby undertakes to form and establish a corporation FOR PROFIT under the laws of the State of Kansas.

     FIRST: The name of the Corporation is Westar Generating, Inc.

     SECOND: The location of its registered office in this state is 818 Kansas Avenue, Topeka, Shawnee County, Kansas, 66612.

     THIRD: The name and address of its resident agent in this state is Stacy F. Kramer, 818 Kansas Avenue, Topeka, Shawnee County, Kansas 66612.

     FOURTH: This Corporation is organized FOR PROFIT and the nature of its business is to engage in any lawful act or activity for which corporations may be organized under the Kansas General Corporation Code. Provided however, this Corporation may not engage in the business of an electric or retail natural gas utility.

     FIFTH: The Corporation is authorized to issue only one class of common stock. The total number of shares of stock which the Corporation shall have authority to issue shall be ONE THOUSAND (1,000) Shares of NO PAR VALUE COMMON STOCK. Such shares may be issued for such consideration as is determined from time to time by the Board of Directors of the Corporation.

     SIXTH: The business and affairs of the Corporation shall be managed by its Board of Directors. The powers of the Incorporator are to terminate upon the filing of the ARTICLES OF INCORPORATION with the Secretary of State. The name and mailing address of the person who is to serve as sole Director until the first meeting of Stockholders or until his successor is duly elected and qualified is:


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                                Thomas L. Grennan
                                   514 Mariner
                            Silver Lake, Kansas 66539

     The number of Directors, if more than one, shall be fixed by, or in the manner provided in, the BYLAWS of the Corporation. Directors need not be Stockholders of the Corporation.

     SEVENTH: The name and mailing address of the sole incorporator is:

                                Martin J. Bregman
                             4505 Cedar Ridge Court
                             Lawrence, Kansas 66049

     EIGHTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and its Directors and Stockholders, it is further provided:

     a. In furtherance, and not in limitation of the powers conferred by the laws of the State of Kansas, the Board of Directors is expressly authorized and empowered:

     (1) To make, alter, amend or repeal the Bylaws in any manner not inconsistent with the laws of the State of Kansas or these Articles of Incorporation, subject to the power of the Stockholders to amend, alter or repeal the Bylaws made by the Board of Directors or to limit or restrict the power of the Board of Directors so to make, alter, amend or repeal the Bylaws;

     (2) Without the assent or vote of the Stockholders, to authorize and issue obligations of the Corporation, secured or unsecured, to include therein such provisions as to redeemability, convertibility or otherwise, as the Board of Directors in its sole discretion may determine, and to authorize the mortgaging or pledging, as security therefor, of any property of the Corporation, real or personal, including after-acquired property;

     (3) To determine the manner in which the votes of Stockholders for the election of Directors shall be evidenced, which need not be by written ballot.


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     b. Any Director or any Officer elected or appointed by the  Stockholders or by the Board of Directors may be removed at any time in such manner as shall be provided in the Bylaws of the Corporation.

     c. The holders of this Corporation's Common Stock shall not have preemptive rights.

     d. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them or between this Corporation and its Stockholders or any class of them, any court of competent jurisdiction within the State of Kansas, on the application in a summary way of this Corporation or of any creditor or Stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of K.S.A. 17-6901 or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of K.S.A. 17-6808, may order a meeting of the creditors or class of creditors, or of the Stockholders or class of Stockholders of this Corporation, as the case may be, to be summoned in such manner as said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, or of the Stockholders or class of Stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, said reorganization, if sanctioned by the court to which said application has been made, shall be binding on all the creditors or class of creditors, or on all the Stockholders or class of Stockholders of this Corporation, as the case may be, and also on this Corporation.

     NINTH:

     1.   Elimination of Certain Liability of Directors.

     A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under the provisions of K.S.A. 17-6424 and amendments thereto, or (iv) for any transaction from which the director derived an improper personal benefit.


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     2.   Indemnification and Insurance.

     (a)  Right to Indemnification.

     Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Kansas General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators: provided, however, that, except as provided in paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition: provided, however, that, if the Kansas General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or


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officer, including, without limitation,  service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

     (b)  Right of Claimant to Bring Suit.

     If a claim under paragraph (a) of this Section is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Kansas General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Kansas General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent, legal counsel, or its stockholders) that the claimant has not met such applicable standard or conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.


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     (c)  Non-Exclusivity of Rights.

     The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statue, provision of the Articles of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise and the Corporation is specifically authorized to provide indemnification to its directors and officers providing broader coverage than that afforded by the Kansas General Corporation Law through indemnification agreements.

     (d)  Insurance.

     The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Kansas General Corporation Law.

     TENTH: To the extent permitted by the Kansas General Corporation Code, any action which may be taken at any annual or special meeting of either stockholders or directors may be taken without a meeting, without prior notice and without a vote if a consent in writing, setting forth the action taken is signed by (i) all of the holders of the Corporation's issued and outstanding shares in the case of the Stockholders or (ii) all of the duly elected and serving Directors, in the case of the Directors.

     IN WITNESS WHEREOF, I have hereunto subscribed my name as sole incorporator this 7th day of April, 1999.

                                              /s/ Martin J. Bregman
                                              ----------------------------------
                                              Martin J. Bregman




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



STATE OF KANSAS      )
                     ) ss:
COUNTY OF SHAWNEE    )

     BE IT REMEMBERED, that on this 7th day of April, 1999, before me, the undersigned, a Notary Public in and for the County and State aforesaid, came Martin J. Bregman who personally is known to me to be the same person who executed the foregoing ARTICLES OF INCORPORATION and duly acknowledged the execution of the same as his free and voluntary act and deed.

     IN WITNESS WHEREOF, I have hereto set my hand affixed my notarial seal the day and year last above written.

                                             /s/ Patti Beasley
                                             -----------------------------------
                                                          Notary Public

My Appointment expires:  November 18, 2000


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                         CERTIFICATE OF AMENDMENT TO THE
                          ARTICLES OF INCORPORATION OF
                             WESTAR GENERATING, INC.

     We, Thomas L. Grennan, President, and Leslie D. Morgan, Vice President, Secretary and Treasurer, of Westar Generating, Inc., a corporation organized and existing under the laws of the State of Kansas, do hereby certify that a resolution was adopted by unanimous written consent of the Board of Directors of said corporation on May 19, 2000 setting forth the following amendment to the Articles of Incorporation of the corporation and declaring its advisability:

          RESOLVED, that Article IV of the Company's Articles of Incorporation be amended to read as follows:

          "ARTICLE FOURTH: This Corporation is organized FOR PROFIT and the nature of its business is to engage in any lawful act or activity for which corporations may be organized under the Kansas General Corporate Code."

     We further certify that thereafter, pursuant to said resolution, and in accordance with the bylaws of the corporation and the laws of the State of Kansas, the sole stockholder of the corporation considered and adopted the proposed amendment by unanimous written consent.

     We further certify that the amendment was duly adopted in accordance with the provision of K.S.A. 17-6602, as amended.

     We further certify that the capital of said corporation will not be reduced under or by reason of said amendment.

     IN WITNESS WHEREOF, we have hereunto set our hands and affixed the seal of said corporation the 19th day of May, 2000.


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


                                   WESTAR GENERATING, INC.


                                   By /s/ Thomas L. Grennan
                                     ------------------------
                                       Thomas L. Grennan
                                       President


                                   By /s/ Leslie D. Morgan
                                     -------------------------
                                       Leslie D. Morgan
                                       Vice President, Secretary and Treasurer



State of Kansas      )
                     )  ss.
County of Shawnee    )

     Be it remembered that before me, a Notary Public in and for the aforesaid county and state, personally appeared Thomas L. Grennan, President, and Leslie
D. Morgan, Vice President, Secretary and Treasurer, of the corporation named in this document, who are known to me to be the same persons who executed the foregoing certificate and duly acknowledge that execution of the same this 19th day of May, 2000.

                                  /s/ Patti Beasley
                                  ------------------------
                                  Notary Public







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